                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 22, 2005
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                              EMPIRE RESORTS, INC.
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             (Exact name of registrant as specified in its charter)

    Delaware                         001-12522               13-3714474
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(State or other jurisdiction         (Commission             (IRS Employer
 of incorporation)                   File Number)            Identification No.)

c/o Monticello Raceway, Route 17B, Monticello, NY                   12701
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    (Address of principal executive offices)                     (zip code)

Registrant's telephone number, including area code: (845) 807-0001
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                                      N/A
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         (Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

      |_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

      |_|  Pre-commencement  communications  pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

      |_|  Pre-commencement  communications  pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On August 1, 2005, Empire Resorts,  Inc. (the "Company") and the St.
Regis Mohawk Tribe (the "Mohawks") entered into a letter agreement concerning an
August 6, 2000 request by the United  States  Department  of the  Interior.  The
request asked New York State Governor  George Pataki to concur in a finding that the acquisition of 29 acres at Monticello  Raceway would be in the best interest of the Mohawks and would not be detrimental  to the community.  Under the letter agreement,  the Company and the Mohawks have affirmed,  subject to the requested concurrence by Governor Pataki, all of their prior contracts to develop a Native
American casino at Monticello Raceway. The Mohawks further agreed to (1) satisfy all requirements for the Bureau of Indian Affairs (the "BIA") in connection with the transfer of the 29 acres of land to the United  States  government  in trust for the Mohawks,  (2) resolve any remaining  issues for the  finalization of the pre-existing management agreement with one of the Company's subsidiaries for the project  previously  submitted to the National  Indian  Gaming  Commission  (the
"NIGC"), (3) execute any amendment or revision to such management agreement,  or any collateral agreements, that may be mutually agreed upon in such process, (4)
support the approval of such management agreement,  as so amended or revised, by the NIGC and (5) take any and all  reasonably  required  steps to consummate the land to trust transfer of the parcel pursuant to the April 6, 2000 determination as promptly as practicable following the concurrence of Governor Pataki.

            Previously, on July 22, 2005, the Company had entered into an letter agreement  with the  Cayuga  Nation of New York (the  "Nation")  and the  Cayuga
Catskill Gaming Authority (the  "Authority").  Under this letter agreement,  the
Company,  the Nation and the  Authority  agreed that,  if the  Governor  were to concur with the  existing  BIA  approval  for the Mohawks to acquire the site at
Monticello Raceway,  the Nation and the Authority would work with the Company to develop a larger parcel of land located at the site of the former  Concord Hotel and Resort,  which the  Company is in  contract to acquire,  as the site for the
Cayuga Catskill Resort (a Native American casino to be jointly  developed by the
Company, the Nation and the Authority).  This new arrangement  contemplates that the Nation will acquire more  sovereign land and develop a hotel on such land as well as a casino.  The letter  agreement with the Nation was executed by members of the Cayuga Nation Council who were the signatories to the Company's  existing agreements with the Nation.  These and other  representatives  of the Nation are currently  in  discussions  with  the  BIA  concerning  leadership  and  federal recognition issues affecting the Nation. As previously disclosed, the ability of the Company to move forward with the Cayuga Catskill Resort,  as contemplated by the Company's various agreements with the Nation, may be affected by the actions taken by the Nation to resolve these leadership and federal recognition matters.

            A copy of the July 22, 2005 and August 1, 2005  agreements are filed as Exhibits  10.1 and 10.2 to this  report,  respectively,  and the  contents of those agreements are incorporated herein by reference.  Moreover,  the foregoing description  is  only a  summary  of  some of the  material  provisions  of such agreements,  does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements.

Item 8.01.  OTHER EVENTS.

            The  Company is working to develop a $500  million  Las  Vegas-Style
Native American casino at Monticello Raceway in the Catskills region of New York
State.  An  application  relating to the  development  of such a casino with the
Mohawks was the subject of key federal  approvals in 2000. The Company  believes that these  approvals  continue to be applicable to the project,  and that, with the concurrence of the Governor of New York, the steps necessary to transfer the site at Monticello  Raceway into trust for the Mohawks for gaming purposes could proceed.  Such transfer  would not require  legislation  to be passed by the New
York State Legislature or Congress.

Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (c)     Exhibits

              10.1            Agreement,  dated July 22,  2005,  between  Empire
                              Resorts,  Inc.,  Cayuga  Nation  of New  York  and
                              Cayuga Catskill Gaming Authority

              10.2            Agreement,  dated August 1, 2005,  between  Empire
                              Resorts, Inc. and St. Regis Mohawk Tribe

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                                   SIGNATURES
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            Pursuant to the requirements of the Securities Exchange Act of 1934, the  registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMPIRE RESORTS, INC.

Dated: September 1, 2005                      By: /s/ Ronald J. Radcliffe
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                                                  Name: Ronald J. Radcliffe
                                                  Title: Chief Financial Officer

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